                                                                    EXHIBIT 99.1

                               INKTOMI CORPORATION
                        CONSOLIDATED FINANCIAL STATEMENTS

                                                                          PAGE
                                                                          ----
Report of Independent Accountants....................................     F-2
Consolidated Balance Sheets..........................................     F-3
Consolidated Statements of Operations................................     F-4
Consolidated Statements of Changes in Stockholders' Equity...........     F-5
Consolidated Statements of Cash Flows................................     F-6
Notes to Consolidated Financial Statements...........................     F-7

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Inktomi Corporation:

       In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholders' equity and of cash flows, present fairly, in all material respects, the financial position of Inktomi Corporation and its subsidiaries at September 30, 2000 and 1999 and the results of their operations and cash flows for each of the three years in the period ended September 30, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       The accompanying consolidated financial statements give retroactive effect to the merger of FastForward Networks, Inc. on October 30, 2000 accounted for as a pooling of interests, as described in Note 1 to the consolidated financial statements.

PricewaterhouseCoopers, LLP

San Jose, California
October 26, 2000, except as to the pooling interests with FastForward Networks, Inc.
       which is as of January 5, 2001

                               INKTOMI CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                SEPTEMBER 30,
                                                                                           -------------------------
                                                                                             2000            1999
                                                                                           ---------       ---------
                                           ASSETS
Current assets:
   Cash and cash equivalents ........................................................      $  41,879       $  87,324
   Restricted cash ..................................................................        119,616              --
   Short-term investments ...........................................................        176,632         216,890
                                                                                           ---------       ---------
      Total cash and cash equivalents, restricted cash and short-term investments ...        338,127         304,214
   Accounts receivable, net of allowances of $4,902 and $3,282, respectively ........         50,633          23,352
   Prepaid expenses and other current assets ........................................          7,895           3,646
                                                                                           ---------       ---------
      Total current assets ..........................................................        396,655         331,212
Investments in equity securities ....................................................        126,598           8,180
Property and equipment, net .........................................................         85,055          43,714
Intangibles and other assets ........................................................        310,948           2,231
                                                                                           ---------       ---------
      Total assets ..................................................................      $ 919,256       $ 385,337
                                                                                           =========       =========

                             LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable .................................................................      $  10,101       $   6,502
   Accrued liabilities ..............................................................         38,816          14,509
   Deferred revenue .................................................................         53,774           3,389
   Current portion of notes payable .................................................          5,307           5,546
   Current portion of capital lease obligations .....................................          3,713           2,502
                                                                                           ---------       ---------
      Total current liabilities .....................................................        111,711          32,448
Notes payable, less current portion .................................................          1,261           4,607
Capital lease obligations, less current portion .....................................          2,487           3,686
Other liabilities ...................................................................            735             729
                                                                                           ---------       ---------
      Total liabilities .............................................................        116,194          41,470
Commitments and contingencies (Notes 5 and 7)
Stockholders' equity:
   Common Stock, $0.001 par value; Authorized: 1,500,000 and 300,000 at September 30, 2000 and 1999, respectively; Outstanding:
      126,649 and 116,136 at September 30, 2000 and 1999, respectively ..............            127             116
Additional paid-in capital ..........................................................        894,844         424,193
Deferred compensation and other equity ..............................................        (46,514)         (3,691)
Accumulated other comprehensive income ..............................................         60,143           1,447
Accumulated deficit .................................................................       (105,538)        (78,198)
                                                                                           ---------       ---------
      Total stockholders' equity ....................................................        803,062         343,867
                                                                                           ---------       ---------
      Total liabilities and stockholders' equity ....................................      $ 919,256       $ 385,337
                                                                                           =========       =========


        The accompanying notes are an integral part of these consolidated financial statements.

                               INKTOMI CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                  FOR THE YEAR ENDED SEPTEMBER 30,
                                                                             -----------------------------------------
                                                                               2000            1999            1998
                                                                             ---------       ---------       ---------
Revenues:
   Network products ...................................................      $ 152,850       $  43,242       $   8,859
   Portal services ....................................................         71,367          30,261          12,476
                                                                             ---------       ---------       ---------
     Total revenues ...................................................        224,217          73,503          21,335
Operating expenses:
   Cost of revenues ...................................................         31,884          13,147           5,030
   Sales and marketing ................................................        129,485          56,782          24,692
   Research and development ...........................................         63,566          31,168          15,851
   General and administrative .........................................         19,121           8,915           5,172
   Acquisition-related costs ..........................................          3,999           1,110           1,018
   Purchased in-process research and development ......................          4,400              --              --
   Amortization of intangibles and other assets .......................         13,182              --              --
                                                                             ---------       ---------       ---------
     Total operating expenses .........................................        265,637         111,122          51,763
                                                                             ---------       ---------       ---------
Operating loss ........................................................        (41,420)        (37,619)        (30,428)
Other income, net .....................................................         15,906           4,591             513
                                                                             ---------       ---------       ---------
Pretax loss ...........................................................        (25,514)        (33,028)        (29,915)
Income tax provision ..................................................         (1,826)             --              --
                                                                             ---------       ---------       ---------
   Net loss ...........................................................      $ (27,340)      $ (33,028)      $ (29,915)
                                                                             =========       =========       =========

Earnings per share:
   Basic and diluted net loss per share ...............................      $   (0.24)      $   (0.32)      $   (0.38)
                                                                             =========       =========       =========

Weighted average shares outstanding
   Shares used in calculating basic and diluted net loss per share ....        113,030         102,033          79,252
                                                                             =========       =========       =========


        The accompanying notes are an integral part of these consolidated financial statements.

                               INKTOMI CORPORATION
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED SEPTEMBER 30, 2000, 1999 AND 1998
                                 (IN THOUSANDS)


                                             CONVERTIBLE
                                           PREFERRED STOCK           COMMON STOCK      ADDITIONAL
                                        ---------------------   ---------------------    PAID-IN
                                          SHARES      AMOUNT      SHARES      AMOUNT     CAPITAL
                                        ---------   ---------   ---------   ---------  ----------
Balances, October 1, 1997 .............    14,938   $      15      24,522   $      24   $  20,748
Foreign currency translation ..........
Net loss ..............................
Total comprehensive loss ..............
Issuance of Preferred Stock, net of
   issuance costs of $1,128 ...........     3,298           3                              12,884
Issuance of Common Stock in
   public offerings, net of
   issuance costs .....................                            18,952          19      48,622
Issuance of Common Stock
   for cash, notes, or
   services, including for
   exercise of options and
   warrants, net of
   issuance costs of $22 ..............                             8,112           8      12,746
Exercise of Preferred Stock
   warrants ...........................     1,225           1                               4,071
Conversion of Preferred
   Stock to Common Stock ..............   (19,461)        (19)     52,152          52         (33)
                                        ---------   ---------   ---------   ---------   ---------
Balances, September 30, 1998 ..........        --          --     103,738         103      99,038
Foreign currency translation ..........
Unrealized gain on
   short-term investments .............
Net loss ..............................
Total comprehensive loss ..............
Issuance of Common Stock in
   public offerings, net of
   issuance costs of $1,143 ...........                             7,560           8     305,100
Issuance of Common Stock
   for cash or notes, including
   for exercise of options and
   warrants, net of issuance costs
   of $22 .............................                             6,389           6      20,055
Stock compensation in
   connection with issuance of
   stock options by Inktomi
   and acquired companies .............
Repurchase of Common Stock
   from founders ......................                            (1,551)         (1)
Repayment of stockholder
   loans ..............................
                                        ---------   ---------   ---------   ---------   ---------
Balances, September 30, 1999 ..........        --          --     116,136         116     424,193
Foreign currency translation ..........
Unrealized gain on
   short-term investments .............
Net loss ..............................
Total comprehensive income ............
Issuance of Common Stock for
   acquisition of Ultraseek ...........                             2,513           3     319,745
Issuance of Common Stock
   for cash, including for
   exercise of options and
   warrants, net of
   issuance costs of $71 ..............                             8,000           8      99,234
Stock compensation in
   connection with issuance
   of stock options to
   non-employees ......................                                                     1,265
Stock compensation in
   connection with issuance
   of stock options by Inktomi
   and acquired companies .............                                                    50,407
Repayment of stockholder
   loans ..............................
                                        ---------   ---------   ---------   ---------   ---------
Balances, September 30, 2000 .......... $      --   $      --     126,649   $     127   $ 894,844
                                        =========   =========   =========   =========   =========


                                                        ACCUMULATED
                                          DEFERRED         OTHER
                                        COMPENSATION   COMPREHENSIVE   ACCUMULATED
                                           & OTHER      INCOME (LOSS)    DEFICIT      TOTAL
                                        ------------   -------------   -----------  ---------
Balances, October 1, 1997 .............   $     909       $      --     $ (15,255)  $   6,441
Foreign currency translation ..........                         (49)                      (49)
Net loss ..............................                                   (29,915)    (29,915)
Total comprehensive loss ..............                                               (29,964)
Issuance of Preferred Stock, net of
   issuance costs of $1,128 ...........                                                12,887
Issuance of Common Stock in
   public offerings, net of
   issuance costs .....................      (1,653)                                   46,988
Issuance of Common Stock
   for cash, notes, or
   services, including for
   exercise of options and
   warrants, net of
   issuance costs of $22 ..............      (2,994)                                    9,760
Exercise of Preferred Stock
   warrants ...........................                                                 4,072
Conversion of Preferred
   Stock to Common Stock ..............                                                    --
                                          ---------       ---------     ---------   ---------
Balances, September 30, 1998 ..........      (3,738)            (49)      (45,170)     50,184
Foreign currency translation ..........                        (126)                     (126)
Unrealized gain on
   short-term investments .............                       1,622                     1,622
Net loss ..............................                                   (33,028)    (33,028)
Total comprehensive loss ..............                                               (31,532)
Issuance of Common Stock in
   public offerings, net of
   issuance costs of $1,143 ...........                                               305,108
Issuance of Common Stock
   for cash or notes, including
   for exercise of options and
   warrants, net of issuance costs
   of $22 .............................      (1,476)                                   18,585
Stock compensation in
   connection with issuance of
   stock options by Inktomi
   and acquired companies .............         819                                       819
Repurchase of Common Stock
   from founders ......................                                                    (1)
Repayment of stockholder
   loans ..............................         704                                       704
                                          ---------       ---------     ---------   ---------
Balances, September 30, 1999 ..........      (3,691)          1,447       (78,198)    343,867
Foreign currency translation ..........                         189                       189
Unrealized gain on
   short-term investments .............                      58,507                    58,507
Net loss ..............................                                   (27,340)    (27,340)
Total comprehensive income ............                                                31,356
Issuance of Common Stock for
   acquisition of Ultraseek ...........                                               319,748
Issuance of Common Stock
   for cash, including for
   exercise of options and
   warrants, net of
   issuance costs of $71 ..............                                                99,242
Stock compensation in
   connection with issuance
   of stock options to
   non-employees ......................                                                 1,265
Stock compensation in
   connection with issuance
   of stock options by Inktomi
   and acquired companies .............     (43,066)                                    7,341
Repayment of stockholder
   loans ..............................         243                                       243
                                          ---------       ---------     ---------   ---------
Balances, September 30, 2000 ..........   $ (46,514)      $  60,143     $(105,538)  $ 803,062
                                          =========       =========     =========   =========


        The accompanying notes are an integral part of these consolidated financial statements.

                               INKTOMI CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                          FOR THE YEAR ENDED SEPTEMBER 30,
                                                                                    -------------------------------------------
                                                                                       2000             1999            1998
                                                                                    -----------     -----------     -----------
Cash flows from operating activities:
   Net loss ....................................................................    $   (27,340)    $   (33,028)    $   (29,915)
     Adjustments to reconcile net loss to net cash provided by (used in)
        operating activities:
     Purchased in-process research and development .............................          4,400              --              --
     Amortization of intangibles and other assets ..............................         13,182              --              --
     Depreciation and amortization .............................................         22,112          10,971           3,879
     Provision for doubtful accounts ...........................................          1,620           2,650             551
     Stock compensation for incentive stock options issued to non-employees ....          1,265
     Stock compensation in connection with issuance of stock options by
        Inktomi and acquired companies .........................................          7,341             819              --
     Amortization of warrants issued in connection with note payable ...........             17               8              --
     Abandonment loss on property and equipment ................................          1,045           1,881              --
        Changes in operating assets and liabilities ............................
        Accounts receivable ....................................................        (28,901)        (20,832)         (4,795)
        Prepaid expenses and other assets ......................................         (7,295)         (4,904)           (466)
        Accounts payable .......................................................          3,599           1,543           3,859
        Accrued liabilities and other ..........................................         24,312           7,874           6,168
        Deferred revenue .......................................................         50,385           1,994             588
                                                                                    -----------     -----------     -----------
          Net cash provided by (used in) operating activities ..................         65,742         (31,024)        (20,131)

Cash flows from investing activities:
   Purchases of short-term investments .........................................     (1,193,720)       (674,064)        (32,781)
   Proceeds from the sale of short-term investments ............................      1,229,930         476,864          13,091
   Restriction of cash for synthetic lease .....................................       (119,616)             --              --
   Purchases of investments in equity securities ...............................        (55,863)         (6,558)             --
   Purchases of equipment ......................................................        (67,950)        (38,460)        (14,923)
   Proceeds from sale of property and equipment ................................          3,431              --              --
   Acquisition of a company ....................................................         (3,500)             --              --
                                                                                    -----------     -----------     -----------
          Net cash used in investing activities ................................       (207,288)       (242,218)        (34,613)

Cash flows from financing activities:
   Proceeds from notes payable .................................................          2,718           7,165           2,956
   Repayments on notes payable .................................................         (6,303)         (5,341)         (2,221)
   Proceeds from capital leases ................................................            958           6,510           7,074
   Payments on obligations under capital leases ................................           (946)         (7,054)           (346)
   Proceeds from stockholder loans .............................................            243             704              --
   Proceeds from issuance of Preferred Stock, net of issuance costs ............             --              --          12,887
   Proceeds from exercise of stock options and warrants , net of
        issuance costs .........................................................         99,242          18,579          13,815
   Proceeds from issuance of Common Stock, net of issuance costs ...............             --         305,108          46,988
                                                                                    -----------     -----------     -----------
          Net cash provided by financing activities ............................         95,912         325,671          81,153

Effect of exchange rates on cash and cash equivalents ..........................            189            (126)            (49)
Increase (decrease) in cash and cash equivalents ...............................        (45,445)         52,303          26,360
Cash and cash equivalents at beginning of period ...............................         87,324          35,021           8,661
                                                                                    -----------     -----------     -----------
Cash and cash equivalents at end of period .....................................    $    41,879     $    87,324     $    35,021
                                                                                    ===========     ===========     ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Accounts payable related to purchase of property and equipment ..............    $       880     $       700     $     1,473
                                                                                    ===========     ===========     ===========
   Exercise of Common Stock options in exchange for note receivable ............    $        --     $       153     $       907
                                                                                    ===========     ===========     ===========
   Stock options issued as compensation for services rendered ..................    $     1,265     $        --     $        36
                                                                                    ===========     ===========     ===========
   Assets acquired under capital lease .........................................    $     4,338     $     5,288     $     6,939
                                                                                    ===========     ===========     ===========
   Assets acquired in exchange for note payable ................................    $        --     $        --     $        87
                                                                                    ===========     ===========     ===========
   Common Stock issued in exchange for prepaid advertising .....................    $        --     $        --     $       285
                                                                                    ===========     ===========     ===========
   Goodwill related to purchase of acquired company ............................    $   319,436     $        --     $        --
                                                                                    ===========     ===========     ===========
   Cash paid for taxes .........................................................    $    (2,054)    $      (372)    $        --
                                                                                    ===========     ===========     ===========
   Cash paid for interest ......................................................    $    (2,233)    $    (1,693)    $       (26)
                                                                                    ===========     ===========     ===========


        The accompanying notes are an integral part of these consolidated financial statements.

                               INKTOMI CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)    BASIS OF PRESENTATION

       NATURE OF THE BUSINESS

       Inktomi Corporation ("Inktomi" or the "Company") was incorporated in February 1996 to develop and market scalable software applications designed to significantly enhance the performance and intelligence of large-scale networks.

       POOLING OF INTERESTS

       On October 30, 2000, we acquired all of the Common and Preferred Stock of FastForward Networks, Inc. ("FastForward") and assumed all stock options of FastForward in a transaction accounted for as a pooling of interests in which we issued approximately 12.0 million shares of our Common Stock. These financial statements have been restated for the effects of this transaction. FastForward had $0.7 million in revenues in fiscal 2000 and incurred total net losses of $17.9 million, $1.9 million and $184,000 in fiscal 2000, 1999 and 1998, respectively.

       FORMATION AND BASIS OF PRESENTATION

       In May 1996, we released the first commercial application based on our core technology, a search engine that enables customers to provide a variety of Internet search services to end users. In December 1997, we began licensing our Traffic Server network cache platform, our second application, a large-scale network cache designed to address capacity constraints in high-traffic network routes.

       In September 1998, we initiated our third application through our acquisition of C2B Technologies Inc. ("C2B"), a developer of online commerce technology. We issued 7,565,256 shares of our Common Stock in exchange for all of the outstanding shares of C2B. C2B recognized no revenues since inception, raised $5.9 million through various stock issuances, and recorded losses of $1.7 million and $5.0 million for the years ended September 30, 1997 and 1998 respectively. The transaction was accounted for as a pooling of interests. We incurred expenses of $1.0 million related to the transaction. The charge included C2B's financial advisory fees, facilities consolidation costs, and legal and accounting fees.

       In April 1999, we acquired Impulse! Buy Network, Inc. ("Impulse! Buy"), a developer of online merchandising software, to supplement the functionality of the Commerce Engine. Under the terms of the merger agreement, we acquired all outstanding shares of capital stock and assumed all outstanding warrants, stock options and stock purchase rights of Impulse! Buy in exchange for 1,799,934 shares of Inktomi Common Stock. The transaction was accounted for as a pooling of interests. Impulse! Buy revenues since inception, were not significant. Impulse! Buy raised $4.3 million through various stock issuances in 1997 and 1998 and had net losses of $2.2 million in the year ended September 30, 1998. We recorded acquisition costs of approximately $1.1 million in fiscal 1999 as a result of the acquisition, primarily for accounting, legal and other expenses.

       In October 1999, we acquired WebSpective Software, Inc. ("WebSpective"), a developer of online operations management solutions software for commerce-critical Web sites. Under the terms of the merger agreement, we acquired all outstanding shares of capital stock and assumed all outstanding warrants, stock options and stock purchase rights of WebSpective in exchange for 1,655,048 shares of our Common Stock. We accounted for the acquisition as a pooling of interests and accordingly, all prior financial statements have

                               INKTOMI CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

been restated. We recorded acquisition-related costs of approximately $4.0 million in fiscal 2000, primarily for investment banking fees, accounting, legal and other expenses. WebSpective revenues from inception through September 30, 1999 were $3.2 million. WebSpective raised $12.4 million through various stock issuances since its inception in March 1997, and had net losses from inception to September 30, 1999 of $13.5 million.

       In July 2000, we acquired Ultraseek, Inc. ("Ultraseek"), a provider of scalable and customizable search and navigation software solutions to businesses for their corporate intranet and extranet sites. Under the terms of the purchase agreement, we acquired all outstanding shares of capital stock and assumed all outstanding warrants, stock options and stock purchase rights of Ultraseek in exchange for $3.5 million in cash and 2,512,880 shares of our Common Stock valued at $337.7 million. The transaction was accounted for under the purchase method of accounting. As a part of our Ultraseek acquisition, we recorded a one-time charge for an in-process research and development write-off of $4.4 million. We also recorded goodwill of $319.4 million under intangibles and other assets. We began amortizing this balance in July 2000, and will continue doing so over a period of 60 months. The fiscal 2000 amortization of intangibles and other assets totaled $13.2 million. If Inktomi and Ultraseek were a combined company as of October 1, 1998, the following would have been our pro forma combined financial results (unaudited, in thousands)

                            FOR THE YEAR              FOR THE
                                ENDED                SIX-MONTHS
                            SEPTEMBER 30,              ENDED
                                1999               MARCH 31, 2000
                            -------------          --------------
Revenues ......               $ 85,786                $ 91,293
Net loss ......               $(30,232)               $(10,997)

       INVESTMENT IN AIRFLASH, INC.

       At September 30, 2000, we held 4,219,854 shares of Series B Preferred Stock purchased at $2.84 per share, representing a 31.6% ownership share of AirFlash, Inc. ("AirFlash"), a global application service provider for the delivery of mobile content and commerce services. The investment is recorded in the consolidated balance sheet under investments in equity securities. As we do not have a financial controlling interest in AirFlash, the investment has been accounted for under the equity method that requires that a proportionate share of their net income or net loss, based on our percentage of ownership, be reflected in our consolidated financial statements.

       STOCK SPLITS

       In May 1998, our Board of Directors and stockholders approved a two-for-three reverse stock split of our Common Stock.

       In December 1998, and again in December 1999, our Board of Directors approved a two-for-one stock split (in the form of a 100% stock dividend) of our Common Stock.

       Historical weighted average shares outstanding and loss per share amounts have been restated to reflect all stock splits and the pooling of interests with C2B, Impulse! Buy, WebSpective and FastForward.

                               INKTOMI CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       RECLASSIFICATIONS

       Certain fiscal 1999 and 1998 amounts have been reclassified to conform to the fiscal 2000 presentation.

       PRINCIPLES OF CONSOLIDATION

       The consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company balances and transactions have been eliminated in the consolidated financial statements.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

       FAIR VALUE OF FINANCIAL INSTRUMENTS

       The Company's financial instruments, including cash and cash equivalents, restricted cash, short-term investments, accounts receivable, accounts payable and capital leases are carried at cost, which approximates fair value due to the relatively short maturity of those instruments. The market rate structure of interest rates on notes payable approximates fair value.

       CASH AND CASH EQUIVALENTS

       Cash and cash equivalents are stated at cost, which approximates fair value. We include in cash equivalents all highly liquid investments that mature within three months of their purchase date. Cash equivalents consist primarily of high-grade commercial paper, money market funds and debt instruments.

       RESTRICTED CASH

       Restricted cash includes a cash collateral account maintained under the terms of a lease finance structure agreement for the land and facilities of our corporate headquarters. In accordance with this agreement, we have created and will maintain a cash collateral account that limits the liquidity of $119.6 million of our cash.

       SHORT-TERM INVESTMENTS

       Short-term investments are comprised primarily of debt and equity securities and are classified as available-for-sale investments. The carrying value of debt and equity securities is adjusted to fair value with a resulting adjustment to stockholders' equity. The amortized cost of debt securities are adjusted for amortization of premiums and accretion of discounts to maturity, both of which are included in interest income. Realized gains and losses are recorded using the specific identification method and have been minimal through September 30, 2000. All available-for-sale investments have maturity dates of less than one year.

                               INKTOMI CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       INVESTMENTS IN EQUITY SECURITIES

       Investments in equity securities include equity investments in both publicly traded and privately held internet companies. Investments in equity securities included $37.8 million and $5.1 million in companies whose shares were not yet freely tradable at September 30, 2000 and 1999, respectively. These equity investments are accounted for according to Accounting Principles Board Opinion ("APB") No. 18, The Equity Method of Accounting for Investments in Common Stock, and are recorded at cost and reduced for other than temporary reductions in value. Internet stock values are volatile and therefore our investments in equity securities balance may fluctuate significantly in the future. We expect to make such investments during the upcoming year.

       PROPERTY AND EQUIPMENT

       Property and equipment is stated at cost and is depreciated using the straight-line method over the estimated useful lives of the related assets, generally three years for computer equipment and five years for furniture and fixtures. Any gains or losses on the disposal of property and equipment are recorded in the period of disposition. Assets held under capital lease and leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or remaining lease term. Major additions and improvements are capitalized, while replacements, maintenance and repairs that do not improve or extend the life of the assets are charged to expense.

       SOFTWARE DEVELOPMENT COSTS

       Software development costs have been accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. Under the standard, capitalization of software development costs begins upon the establishment of technological feasibility that, for us, is upon completion of a working model. To date, such amounts have been insignificant, and accordingly, we have charged all software development costs to research and development expense.

       OTHER INCOME, NET

       Other income, net includes gains on sales of investments, interest income and expense, foreign exchange gains and losses, losses on asset dispositions and losses recorded for the equity method of accounting for our minority interest in AirFlash. To date, this amount has consisted mostly of interest income and gains on sales of investments. We recorded gains on sales of investments of $3.6 million in fiscal 2000, and interest income of $16.6 million, $7.0 million and $1.2 million in fiscal 2000, 1999 and 1998, respectively. These gains were partially offset by $1.7 million in losses recorded in fiscal 2000, representing our proportionate share of losses related to our minority investment in AirFlash. The increase was also offset by the write-off of approximately $1.0 million and $1.9 million of obsolete computer and networking equipment in fiscal 2000 and 1999, respectively, as well as interest charges.

       INCOME TAXES

       Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to

                               INKTOMI CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

       IMPAIRMENT OF LONG-LIVED ASSETS

       We evaluate the recoverability of our long-lived assets in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future discounted cash flows attributable to such assets. We assess the impairment of long-lived assets when events or changes in circumstances indicate that the carrying value of an asset may not be recoverable.

       REVENUE RECOGNITION

       In October 1998, we adopted the American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") No. 97-2, Software Revenue Recognition, as amended. SOP No. 97-2, as amended, provides guidance on applying generally accepted accounting principles for software revenue recognition. Based on our interpretation of the requirements of SOP No. 97-2, as amended, application of this statement has not materially impacted our revenues, results of operations or financial position.

       Revenues from Network Products are comprised primarily of license, maintenance, upgrade and distribution fees for our Traffic Server network cache platform, Content Delivery Suite solutions software and Media-IXT. License and distribution fees are typically recognized when the software is delivered and all significant obligations have been met. Maintenance and upgrade revenues are recognized ratably over the life of support and upgrade agreements.

       We generated search services revenues (included in Portal Services revenues) through a variety of contractual arrangements, which include per-query search fees, search service hosting fees, advertising revenue, search and enterprise search license fees and/or maintenance fees. Per-query, hosting and maintenance fees revenues are recognized in the period earned, and advertising revenues are recognized in the period that the advertisement is displayed.

       We generated commerce revenues (included in Portal Services revenues) through a variety of contractual arrangements, consisting of annual infrastructure service fees, transaction fees from participating online merchants and per-query search fees and advertising revenues and general service fees from Internet portals and other Web site customers.

       MARKETING AND ADVERTISING COSTS

       We expense marketing and advertising costs as they are incurred. Expenses for marketing and advertising programs were approximately $18.8 million, $10.2 million, and $3.0 million in the years ended September 30, 2000, 1999, and 1998, respectively.

       PURCHASED IN-PROCESS RESEARCH AND DEVELOPMENT

       A portion of the purchase price we paid for Ultraseek has been allocated to developed technology and in-process research and development ("IPRD"). We identified and valued the developed technology and IPRD by conducting extensive interviews, analyzing data provided by Ultraseek concerning developmental products, considering the stage of development of such products and the time and resources needed to

                               INKTOMI CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

complete them, and assessing the expected income generating ability, target markets and associated risks. The income approach, which includes an analysis of the markets, cash flows, and risks associated with achieving such cash flows, was the primary technique utilized in valuing the developed technology and IPRD. Based on our analysis of these variables, we recorded a one-time purchased IPRD charge of $4.4 million in fiscal 2000.

       GOODWILL AND INTANGIBLE ASSETS

Goodwill and intangible assets consists of the excess of purchase price paid over the fair market value of acquired companies. Goodwill and intangible assets are amortized using the straight-line method over one to five years, depending on the period of expected benefit. Valuation of goodwill and intangible assets are reassessed periodically to conform to changes in management's estimates of future performance giving consideration to existing and anticipated economic conditions. Cash flow forecasts used in the evaluation of goodwill and intangible assets are based on trends of historical performance and management's estimate of future performance.

       ACCOUNTING FOR STOCK-BASED COMPENSATION

       We account for stock-based compensation agreements in accordance with the provisions of APB No. 25, Accounting for Stock Issues to Employees, and comply with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Under APB No. 25, employee compensation expense is based on the difference, if any, on the date of grant, between the estimated fair value of our stock and the exercise price of options to purchase that stock. Compensation arising from options and warrants issued to non-employees is determined based on a fair value method as prescribed by SFAS No. 123 and Emerging Issues Task Force ("EITF") No. 96-18.

       COMPREHENSIVE INCOME (LOSS)

       SFAS No. 130, Reporting Comprehensive Income, requires companies to report foreign currency translation gains and losses and unrealized gains and losses on equity securities that have been previously excluded from net income and reflected instead in stockholders' equity. Comprehensive income (loss) for the periods ended September 30, 2000, 1999 and 1998 have been included in our Consolidated Statements of Changes in Stockholders' Equity.

       NET LOSS PER SHARE

       We compute net loss per share in accordance with SFAS No. 128, Earnings per Share, and SEC Staff Accounting Bulletin ("SAB") No. 98. Under the provisions of SFAS No. 128 and SAB No. 98, basic and diluted net loss per share are based on the weighted average shares outstanding in each period. Basic net loss per share is calculated by dividing net loss by the average number of outstanding shares during the period. Diluted net loss per share is calculated by adjusting the average number of outstanding shares assuming conversion of all potentially dilutive stock options and warrants under the treasury stock method. For all fiscal years presented, potentially dilutive stock options and warrants were excluded from the calculation of diluted net loss per share, as their effect would have been anti-dilutive.

       FOREIGN CURRENCIES

       We translate into U.S. Dollars the accounts of our foreign subsidiaries using the local currency as the functional currency. The balance sheets of our subsidiaries are translated into U.S. dollars at period end rates

                               INKTOMI CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

of exchange. Revenues and expenses are translated at average rates for the period. The resulting translation adjustments are included in stockholders' equity under other comprehensive income (loss).

       Exchange gains and losses arising from transactions denominated in a foreign currency other than the functional currency of the entity involved are included in other expense.

       BUSINESS RISK AND CONCENTRATION OF CREDIT RISK

       We operate in the Internet industry, which is rapidly evolving and intensely competitive.

       Financial instruments that potentially subject us to concentrations of credit risk consist primarily of temporary cash investments (including money market accounts), short-term investments, and accounts receivable. We place our cash, cash equivalents, short-term investments and restricted cash with major financial institutions and such deposits exceed federally insured limits.

       We do not require collateral, and maintain reserves for potential credit losses on customer accounts when deemed necessary. For the year ended September 30, 2000, there were no customers that individually accounted for 10% of all revenue generated and one customer accounted for 14% of accounts receivable at September 30, 2000. For the year ended September 30, 1999, there were no customers that individually accounted for 10% of all revenue generated and two customers accounted for 13% and 34% of accounts receivable at September 30, 1999, respectively. For the year ended September 30, 1998, there were four customers that individually accounted for at least 10% of all revenue generated, two of which also accounted for 22% and 10% of accounts receivable at September 30, 1998, respectively.

       RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

       In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. In June 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133--an Amendment of FASB Statement 133. SFAS No. 133, is effective for fiscal years beginning after June 15, 2000 and requires that all derivative instruments be recorded on the balance sheet at fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and the type of hedge transaction. The ineffective portion of all hedges will be recognized in earnings. In conjunction with certain investing activities, we have acquired derivative securities. The value associated with these derivatives has been minimal. We do not expect the adoption of FAS No. 133 to have a material impact on our financial position or results of operations.

       In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulleting ("SAB") No. 101, Revenue Recognition in Financial Statements. SAB No. 101 discusses certain generally accepted accounting principles regarding revenue recognition in financial statements, including the specification of certain criteria that should be met before revenue is recognized. These criteria include: persuasive evidence that an arrangement exists, delivery has occurred or services have been rendered, the seller's price to the buyer is fixed or determinable, and collectibility is reasonably assured. In March 2000, the SEC issued SAB No. 101A, Amendment: Revenue Recognition in Financial Statements, and SAB No. 101B, Second Amendment: Revenue Recognition in Financial Statements, to defer for the effective date of implementation of SAB No. 101 until no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999, with earlier application encouraged. We adopted SAB No. 101, as amended, in the

                               INKTOMI CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

quarter ending June 30, 2000. The adoption of SAB No. 101, as amended, has not had a material effect on our financial position or results of operations.

       In March 2000, the FASB issued FASB Interpretation No. 44 ("FIN No. 44"), Accounting for Certain Transactions Involving Stock Compensation--an Interpretation of APB Opinion No. 25. FIN No. 44, effective July 1, 2000, clarifies the application of APB No. 25 for matters including: the definition of an employee for purposes of APB No. 25; the criteria for determining whether a plan qualifies as a non-compensatory plan; the accounting consequence of various modifications to the terms of a previously fixed stock option or award; and the accounting for an exchange of stock compensation awards in a business combination. The adoption of FIN No. 44 did not have a material impact on our financial position or results of operations.

(3)    PROPERTY AND EQUIPMENT

       Property and equipment consists of (in thousands):

                                                                                      SEPTEMBER 30,
                                                                           ----------------------------------
                                                                             2000                      1999
                                                                           ---------                ---------
Computer equipment .........................................               $  85,622                $  45,366
Furniture and fixtures .....................................                   7,984                    2,703
Leasehold improvements .....................................                  21,020                   12,207
                                                                           ---------                ---------
                                                                             114,626                   60,276
Less accumulated depreciation and amortization .............                 (29,571)                 (16,562)
                                                                           ---------                ---------
Property and equipment, net ................................               $  85,055                $  43,714
                                                                           =========                =========

       We recognized losses for the abandonment of leasehold improvements and equipment with a net book value of approximately $1,881 due to corporate relocation in fiscal 1999, and $1,045 in fiscal 2000 due to obsolescence. Assets acquired under capitalized lease obligations are included in computer equipment and furniture and fixtures and totaled $17,858 and $13,584 at September 30, 2000 and 1999, respectively.

(4)    INCOME TAXES

                                 YEAR ENDED
                                SEPTEMBER 30,
                       ------------------------------
                        2000         1999        1998
                       ------        ----        ----
Current:
   Federal ....        $  741        $ --        $ --
   State ......           225          --          --
   Foreign ....           860          --          --
                       ------        ----        ----
                        1,826          --          --
Deferred ......            --          --          --
                       ------        ----        ----
                       $1,826        $ --        $ --
                       ======        ====        ====

       The principal items accounting for the difference between the income tax benefits computed using the United States statutory rate and the provision for income taxes are as follows (in thousands):

                               INKTOMI CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


                                                                  YEAR ENDED
                                                                 SEPTEMBER 30,
                                                   ------------------------------------------
                                                     2000             1999             1998
                                                   --------         --------         --------
Federal tax benefit at statutory rate .....        $(11,438)        $ (8,793)        $(10,496)
State taxes, net of federal tax effect ....            (435)          (1,398)          (2,127)
Research and experimentation credits ......          (1,049)            (626)            (469)
Acquisition-related costs .................           1,360               --               --
Amortization of deferred compensation .....           5,305               --               --
Other .....................................             171               --              149
Change in valuation allowance .............           7,912           10,817           12,943
                                                   --------         --------         --------
                                                   $  1,826         $     --         $     --
                                                   ========         ========         ========

       Net deferred tax assets (liabilities) comprise (in thousands):


                                                                     SEPTEMBER 30,
                                                               -------------------------
                                                                 2000             1999
                                                               --------         --------
Net operating loss carryforwards ......................        $ 15,468         $ 25,376
Research and experimentation credit carryforwards .....           4,179            2,760
Other liabilities and reserves ........................           3,729            2,434
Deferred revenue ......................................           7,250              171
Property and equipment ................................           1,703             (212)
Acquired technology ...................................           5,338               --
Loss from equity investment ...........................             649               --
Other .................................................              20               67
Valuation allowance ...................................         (38,336)         (30,596)
                                                               --------         --------
   Net deferred tax assets ............................        $     --         $     --
                                                               ========         ========

       Due to the uncertainty surrounding the realization of the favorable tax attributes in future tax returns, we have recognized a valuation allowance against our otherwise recognizable net deferred tax assets.

       At September 30, 2000, we had the following carryforwards available to reduce future taxable income and income taxes (in thousands):

                                                                                 SEPTEMBER 30, 2000
                                                                              ------------------------
                                                                               FEDERAL          STATE
                                                                              --------        --------
Net operating loss carryforwards (excluding stock compensation) ......        $ 39,716        $ 35,976
Net operating loss carryforwards (including stock compensation) ......        $293,031        $145,162
Research and experimentation credit carryforwards ....................        $  2,290        $  1,101

       The federal and state net operating loss carryforwards expire through 2019 and 2004, respectively, and the research and experimentation credits expire through 2004.

       For federal and state tax purposes, our net operating loss and research and experimentation credit carryforwards could be subject to certain limitations on annual utilization if certain changes in ownership have occurred, as defined by federal and state tax laws.

(5)    NOTES PAYABLE AND LINE OF CREDIT

       Notes payable and line of credit comprise (in thousands):

                               INKTOMI CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                                      SEPTEMBER 30,
                                                -------------------------
                                                  2000             1999
                                                --------         --------
Bank line (1) ..........................        $     --         $  2,999
Equipment notes (2) ....................           3,850            5,344
Bank term note (3) .....................              --              500
Notes payable (4) ......................           2,718            1,160
Other notes payable (5) ................              --              150
                                                --------         --------
                                                   6,568           10,153
Less current portion ...................          (5,307)          (5,546)
                                                --------         --------
Notes payable, less current portion ....        $  1,261         $  4,607
                                                ========         ========

--------------

(1) At September 30, 1999, we had a subordinated loan with a financing company in which we had the ability to borrow up to $3,000, in minimum installments of $500 each through March 2000 (as of September 30, 1999, the entire $3,000 had been borrowed under the terms of the loan agreement). This loan was assumed as a part of the WebSpective acquisition. The repayment schedule for each installment consisted of nine monthly payments of interest only, followed by 27 monthly payments of principal and interest. The loan was subordinate in right of payment of interest and principal to the equipment line, bore interest at 3.5% over prime (11.75% at September 30, 1999), and was collateralized by substantially all of our assets. The maturity of this loan was accelerated with the change of control of WebSpective in fiscal 2000, and was subsequently paid in full as a part of the closing of the WebSpective acquisition.

(2) At September 30, 2000, equipment notes include four loans. The first loan for $1,750 has monthly payments of interest only until May 1998 and then is payable in equal monthly payments of $49 plus interest at 0.5% over prime (10% and 8.75% at September 30, 2000 and 1999, respectively) through April 2001. The second loan for $2,000 has monthly payments of $56 plus interest at 0.25% over prime (9.75% and 8.5% at September 30, 2000 and 1999, respectively) and matures in June 2001. The third loan for $4,722 has monthly payments of $139 plus interest at 0.25% over prime (9.75% and 8.5% at September 30, 2000 and 1999, respectively) and matures in June 2002. The fourth loan for $81 was acquired as a part of our acquisition of FastForward, has monthly payments of $3 plus interest at 0.5% over prime (10% and 8.75% at September 30, 2000 and 1999, respectively) and matures in January 2002. The maturity of this loan was accelerated with the change of control of FastForward in October 2000, and the loan was subsequently paid in full as a part of the closing of the FastForward acquisition. Two additional loans existed at September 30, 1999. The fifth loan for $185 had equal monthly payments of $5 plus interest at 1% over prime (9.25% at September 30, 1999). The sixth loan for $101 had monthly payments of $3 plus interest at 1% over prime (9.25% at September 30, 1999). The fifth and sixth loans were assumed as part of the WebSpective acquisition. The maturity of these loans was accelerated with the change of control of WebSpective in fiscal 2000, and the loans were subsequently paid in full as a part of the closing of the WebSpective acquisition. The master bank credit agreement requires us to comply with certain financial covenants related to working capital, tangible net worth and debt service and liquidity coverage. Pursuant to the agreement, we may not distribute cash dividends. As of September 30, 2000, we were in compliance with all financial covenants.

(3) At September 30, 1999, the bank term note of $2,000 was payable in equal monthly payments of $56 plus interest at 0.5% over prime (8.75% at September 30, 1999) through June 2000. The note had collateralization and covenant requirements consistent with the bank line of credit as described above.

                               INKTOMI CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(4) At September 30, 2000, we had an interest-free note payable with a banking institution for $2,718 that was collateralized by an equal amount of our accounts receivable. This note was paid-in-full subsequent to year-end. At September 30, 1999, the notes payable consisted of two notes that were payable in equal monthly payments of $103 and $5 and which included fixed interest of 5.7% and 5.6%, respectively. The notes were paid in full during fiscal 2000 and were collateralized by all equipment purchased with the proceeds from the notes.

(5) At September 30, 1999, other notes payable were payable in equal monthly payments totaling $20 through March 2000, with a final balloon payment of $60. The notes payments included fixed interest of 18.0%. The notes were collateralized by all equipment purchased with the proceeds from the notes.

       Scheduled maturities of long-term debt at September 30, 2000 are as follows (in thousands):

Years ending:
   September 30, 2001 ........        $5,307
   September 30, 2002 ........         1,261
                                      ------
                                      $6,568
                                      ======

       The carrying value of notes payable approximated fair value as the related interest rates approximate market rates.

(6)    ACCRUED LIABILITIES

       Accrued liabilities comprise (in thousands):

                                                                         SEPTEMBER 30,
                                                                    ----------------------
                                                                      2000           1999
                                                                    -------        -------
Accrued compensation .......................................        $25,948        $10,088
Accrued expenses related to international operations .......            971          1,440
Accrued taxes ..............................................          1,252            602
Accrued royalties ..........................................          2,357            514
Accrued legal costs ........................................            940            641
Accrued marketing programs .................................          1,798             --
Other accrued liabilities ..................................          5,550          1,224
                                                                    -------        -------
     Total accrued liabilities .............................        $38,816        $14,509
                                                                    -------        -------

(7)    COMMITMENTS AND CONTINGENCIES

       We have entered into non-cancelable operating leases for office space and equipment and capital leases for equipment with original terms ranging from six months to 15 years. The capital leases are collateralized by their respective underlying assets. The future minimum lease payments under these leases at September 30, 2000 are as follows (in thousands):

                               INKTOMI CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                                             OPERATING          CAPITAL
                                                               LEASES            LEASES
                                                             ---------         ---------
Years ending September 30,:
     2001 ...........................................        $   8,539         $   4,155
     2002 ...........................................           23,109             1,423
     2003 ...........................................           23,486             1,093
     2004 ...........................................           23,822               223
     2005 ...........................................           23,599                --
Thereafter ..........................................          271,532                --
                                                             ---------         ---------
Total minimum lease payments ........................        $ 374,087             6,894
                                                             =========
Less amount representing interest ...................                               (694)
                                                                               ---------
Present value of minimum lease payments .............                              6,200
Less current portion ................................                             (3,713)
                                                                               ---------
Capital lease obligations, less current portion .....                          $   2,487
                                                                               =========

       In April 2000, we entered into a lease commencing November 1, 2001 for approximately 400,000 square feet of office space in two mid-rise office buildings in Foster City, California. Aggregate payments to be made under the lease are approximately $324.4 million over the lease term ending October 31, 2016.

       In August 2000, we entered into a lease agreement commencing August 24, 2000 for our corporate headquarters in Foster City, California, including all improvements related to this property. Under the lease terms, we are required to pay lease payments for five years to the lessor. The payments are calculated based on a floating interest rate applied against a $114 million principle value. The agreement was assigned to a third party lessor under the terms of a lease finance structure. This structure also required the creation and maintenance of a cash collateral account that limits the liquidity of $119.6 million of our cash. At the end of the lease term, we have the option to buy the building or to extend the lease. We have sublet a portion of our headquarters facilities through July 2004 to various subtenants for an aggregate rental expense offset of $13 million, which is included as an offset to the future operating lease liabilities in the table above.

       In connection with our acquisition of FastForward, we assumed operating leases on certain facilities and equipment under noncancelable operating leases, some of which provide for periodic rent increases based on the general rate of inflation.

       Rent expense (in thousands) was approximately $10,007, $3,624, and $1,523 for the years ended September 30, 2000, 1999 and 1998, respectively.

(8)    STOCKHOLDERS' EQUITY

       In June 1998, our stockholders approved an amendment to our certificate of incorporation authorizing 10 million shares of undesignated Preferred Stock of which the Board of Directors has the authority to issue and to determine the rights, preferences and privileges.

       In June 1998, all 19.5 million shares of our then outstanding Preferred Stock were converted into 52.1 million shares of our Common Stock.

       In fiscal 1998, we raised $47.0 million, net of issuance costs, from an initial public offering of 19.0 million shares of Common Stock and $29.7 million from other stock offerings including issuances of Preferred Stock for cash and warrant exercises, issuances of Common Stock for cash, notes, services, and the exercises of Common Stock options and warrants.

                               INKTOMI CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       In November 1998 and August 1999, we completed secondary offerings of our Common Stock in which we sold approximately 2.7 million shares raising $88.9 million, and approximately 4.9 million shares raising $216.2 million, respectively, net of issuance costs and underwriters' discounts. Additionally, in fiscal 1999, we raised $18.6 million through the issuance of approximately
6.4 million shares of Common Stock for cash, notes or services, including for exercise of options and warrants.

       On June 30, 2000, our Board of Directors adopted a Shareholders' Rights Plan. Under the plan, we issued a dividend of one right for each share of our Common Stock held by stockholders of record as of the close of business on August 21, 2000. The plan was designed to assure stockholders fair value in the event of a future unsolicited business combination or similar transaction we could become involved in. Each right entitles stockholders to purchase a fractional share of our Preferred Stock for $1,000. The rights are not immediately exercisable and become exercisable only upon the occurrence of certain events. Upon certain other events, unless redeemed for $0.001 per right, the rights will become exercisable by holders, other than rights held by an unsolicited third party acquirer, for shares of Inktomi or of the third party acquirer having a value of twice the right's then-current exercise price.

       In fiscal 2000, we raised $99.2 million from the issuance of approximately 8.0 million shares of Common Stock for cash, services, and the exercises of Common Stock options and warrants.

(9)    DEFERRED COMPENSATION AND OTHER EQUITY

       Deferred compensation (principally related to the differences between the fair value of the Common Stock at the time of grant and the exercise price of options granted by FastForward) and other equity includes (in thousands):

                                                                     SEPTEMBER 30,
                                                               -------------------------
                                                                 2000             1999
                                                               --------         --------
Deferred compensation .................................        $(46,430)        $ (3,364)
Stockholder loans .....................................             (84)            (327)
                                                               --------         --------
     Total deferred compensation and other equity .....        $(46,514)        $ (3,691)
                                                               ========         ========

(10)   WARRANTS

       In fiscal years 1998, 1999 and 2000 we issued warrants to a customer and financial providers to purchase shares of our Common Stock.

       In April of 1999, one warrant holder elected to exercise its warrant to purchase a total of 17,612 shares of our Common Stock. As a result of a net exercise, we issued a total of 15,838 shares of Common Stock to the warrant holder.

       In May 1999, a warrant holder elected to exercise its warrant to purchase 801,888 shares of our Common Stock. As a result of a net exercise, we issued 784,234 shares of Common Stock to the warrant holder.

       In September 2000, a warrant holder elected to exercise its warrant to purchase 388,888 shares of our Common Stock. As a result of a net exercise, we issued 364,589 shares of our Common Stock to the warrant holder.

                               INKTOMI CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       At September 30, 2000 the following warrants were outstanding:

                                                              COMMON         EXERCISE          EXPIRATION
                                                              STOCK            PRICE              DATE
                                                            ---------        ---------        ------------
Common Stock...........................................        13,336        $  25,005         August 2001
Common Stock...........................................     1,670,804        $ 142,018          April 2002
Common Stock...........................................        14,890        $  24,000            May 2006
Common Stock...........................................        24,817        $  40,000         August 2006
Common Stock...........................................         6,204        $  10,000        October 2006
                                                            ---------        ---------
     Total warrants outstanding........................     1,730,051        $ 241,023

       At September 30, 2000, all outstanding warrants were exercisable.

(11)   STOCK OPTIONS

       We have adopted various stock option plans and assumed other stock option plans in connection with our acquisitions. These plans generally provide for the grant of stock options to our employees, directors and consultants. Certain options granted to our employees may qualify as "incentive stock options" under applicable tax regulations. Options granted under our stock option plans are generally immediately vested and exercisable, provided however that the shares are subject to repurchase at cost in the event the option ceases to be an employee or provide service, as the case may be. The repurchase right generally lapses over 36 to 50 months. For options that are not exercisable immediately, they generally vest over 36 to 50 months. All options generally have a term of ten years. At September 30, 2000, 23,241,255 shares of Common Stock were reserved for issuance under our primary on-going stock option plans.

       A summary of the activity under the Plans is set forth below (in thousands, except per share amounts):

                                                                                    EXERCISE           AGGREGATE        WEIGHTED
                                                                                    PRICE PER          EXERCISE         AVERAGE
                                                                   SHARES             SHARE             PRICE        EXERCISE PRICE
                                                                   ------        ---------------      ----------     --------------
Outstanding at September 30, 1998............................      11,105        $ 0.03--$ 13.44          36,397        $  3.28
Granted......................................................       7,892        $ 0.09--$ 63.96         242,731        $ 30.75
Exercised....................................................      (1,894)       $ 0.08--$ 42.38          (6,572)       $  3.47
Canceled.....................................................        (681)       $ 0.11--$ 42.38          (8,532)       $ 12.53
                                                                   ------                             ----------
Outstanding at September 30, 1999............................      16,422        $ 0.03--$ 63.96         264,024        $ 16.08
Granted......................................................      13,567        $ 0.17--$211.00       1,139,103        $ 83.96
Exercised....................................................      (6,177)       $ 0.03--$115.06         (65,952)       $ 10.68
Canceled.....................................................      (1,826)       $ 0.11--$211.00         (63,042)       $ 34.52
                                                                   ------                             ----------
Outstanding at September 30, 2000............................      21,986        $ 0.03--$211.00      $1,274,133        $ 57.95
                                                                   ======                             ==========

       At September 30, 2000, there were 3,043,061 shares of Common Stock that were subject to repurchase.

                               INKTOMI CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

       The following table summarizes information with respect to stock options outstanding at September 30, 2000:

                                               OPTIONS OUTSTANDING                                    OPTIONS EXERCISABLE
                           ---------------------------------------------------------------     ---------------------------------
                                                                                  WEIGHTED                              WEIGHTED
                                 NUMBER               WEIGHTED AVERAGE            AVERAGE            NUMBER             AVERAGE
       RANGE OF              OUTSTANDING AT               REMAINING               EXERCISE       EXERCISABLE AT         EXERCISE
   EXERCISE PRICES         SEPTEMBER 30, 2000      CONTRACTUAL LIFE (YEARS)        PRICE       SEPTEMBER 30, 2000        PRICE
   ---------------         ------------------      ------------------------       --------     ------------------       --------
   $  0.03--$  2.75            3,847,071                    6.52                  $   0.57          3,085,762           $   0.42
   $  3.25--$ 30.81            4,920,588                    8.19                  $  17.67          1,027,901           $  18.41
   $ 33.75--$ 80.50            5,178,778                    8.94                  $  49.76            812,241           $  47.40
   $ 92.00--$ 99.44            2,197,304                    9.51                  $  92.71            217,441           $  93.20
   $107.00--$128.75            4,687,165                    9.75                  $ 115.94            274,668           $ 116.22
   $131.00--$211.00            1,163,660                    9.59                  $ 155.00             63,503           $ 163.20


       In connection with the completion of our public offerings, stock option grants, and the acquisitions of FastForward, Ultraseek, WebSpective, C2B and Impulse! Buy, certain stock options granted in fiscal 2000, 1999 and 1998 have been considered to be compensatory. Compensation associated with such options for the years ended September 30, 1999 and 1998 was $52,263 and $2,803, respectively. Of these amounts, $7,342 and $819 were charged to operations for the years ended September 30, 2000 and 1999, respectively. The expected future annual amortization for stock options granted through September 30, 2000, (assuming no cancellations) is as follows:

2001 ........................................        $(13,740)
2002 ........................................         (13,408)
2003 ........................................         (12,600)
2004 ........................................          (6,682)
                                                     --------
     Total deferred compensation ............        $(46,430)
                                                     ========

       The following information concerning the Plans is provided in accordance with SFAS No. 123. We account for all Plans in accordance with APB No. 25 and related interpretations; accordingly, compensation expense is recorded for options awarded to employees and directors to the extent that the exercise prices are less than the Common Stock's fair market value on the date of grant, where the number of options and exercise price are fixed. The difference between the fair value of our Common Stock and the exercise price of the stock option is recorded as deferred stock compensation, and is amortized to compensation expense over the vesting period of the underlying stock option.

       The fair value of each employee and director stock option grant has been estimated using the Black-Scholes Option Pricing Model. The Black-Scholes Option Pricing Model was developed for use in estimating the fair value of traded options and warrants that have no vesting restrictions and are fully transferable. In addition, valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Our options have characteristics significantly different from those of traded options, and changes in the subjective input assumptions can materially affect the fair value estimate. Utilizing the Black-Scholes Option Pricing Model, the weighted average fair value of employee stock options granted during fiscal 2000, 1999 and 1998 was $99.52, $36.67 and $6.50 per share, respectively. The following assumptions were used in determining the fair value of options granted and warrants issued:

                               INKTOMI CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                                                              SEPTEMBER 30,
                                                          ------------------------------------------------------
                                                              2000                 1999                 1998
                                                          ------------         ------------         ------------
Risk-free interest rates.............................     5.85%--6.83%         4.23%--5.87%         5.47%--6.60%
Expected life........................................        5 years              5 years              5 years
Dividends............................................          0%                   0%                   0%
Volatility...........................................         104%                 111%                 144%

       The following comprises the pro forma information pursuant to the provisions of SFAS No. 123 (in thousands):

                                                                                 SEPTEMBER 30,
                                                              ---------------------------------------------------
                                                                 2000                 1999                1998
                                                              -----------         -----------         -----------
Net loss--historical .................................        $   (27,340)        $   (33,028)        $   (29,915)
Net loss--pro forma ..................................        $  (271,695)        $   (85,269)        $   (39,216)

Basic and diluted net loss per share--historical .....        $     (0.24)        $     (0.32)        $     (0.38)
Basic and diluted net loss per share--pro forma ......        $     (2.40)        $     (0.84)        $     (0.50)

       These pro forma amounts may not be representative of the effects on pro forma net loss for future years as options vest over several years and additional awards are generally made each year.

(12)   RELATED PARTY TRANSACTIONS

       In August and October 1999, we provided a loan to an employee totaling $2.2 million. The loan was repaid in full in September 2000.

       In March 2000, we provided a loan to an employee totaling $1.5 million. The loan is payable on December 31st of the year of the employee's separation from the Company and has interest charges of 6.8% per annum.

       We held equity securities as investments in equity securities in certain customers at September 30, 2000 and 1999. These customers comprised $13.5 million of accounts receivable and $31.3 million of revenue as of and for the year ended September 30, 2000, and $1.4 million of accounts receivable and $6.9 million as of and for the year ended September 30, 1999.

(13)   401(k) PROFIT SHARING PLAN

       In May 1996, we established a 401(k) Profit Sharing Plan (the "401(k) Plan") which covers substantially all employees. Under the 401(k) Plan, employees are permitted to contribute up to 20% of gross compensation not to exceed the annual 402(g) limitation for any plan year. We may make discretionary contributions, but have not made any contributions to the 401(k) Plan since inception.

(14)   SEGMENT REPORTING

       Effective September 30, 1999, we adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 established standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also established standards for related disclosures about products and services, and geographic areas. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating

                               INKTOMI CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

decision maker, or decision making group, in deciding how to allocate resources and in assessing performance. Our chief operating decision-maker is our Chief Executive Officer.

       Our core software products and services are divided into two broad categories: Network Products and Portal Services. Networks Products is composed of three core technologies: the Traffic Server network cache platform, a powerful caching technology that enables frequently accessed information to be stored in and served from dedicated local systems close to the users who use it most often; the Content Delivery Suite, a set of applications that manage the complex task of distributing and tracking content and applications across service provider and enterprise networks; and Media Products, a technology enabling live and on-demand Internet and enterprise broadcasting across service provider and enterprise networks. We also enable a number of value-added services that interoperate with the Traffic Server platform, including content transformation, interactive applications and filtering. Portal Services consists of our Search Solutions, which includes our flagship Internet search engine services and robust licensed enterprise search and categorization software, and Commerce Engine, a high-performance commerce application that enables portals and other Internet destination sites to offer online commerce services through their sites to end users.

       We have two reportable operating segments: Network Products and Portal Services. Network Products consists of Inktomi Traffic Server, Content Delivery Suite and associated applications and Media Products. Portal Services consists of the Inktomi Search Engine and the Inktomi Commerce Engine. Our reportable segments are organized primarily by technology. Each of these segments is managed separately because they offer and distribute distinct technologies and services with different methods of delivery and customer bases. Our reportable segments are business units that are organized primarily by technology. The reportable segments are each managed separately because they offer and distribute distinct technologies and services with different methods of delivery and customer bases.

       We evaluate performance and allocate resources to our operating segments based on a variety of factors, including revenues, operating profit, market potential, customer commitments and strategic direction.

       Acquisition-related costs, purchased in-process research and development and amortization of intangibles and other assets are not included in management's evaluation of performance by the operating divisions, as they are primarily organizational in nature. The accounting policies of the reportable segments are the same as those described in our summary of significant accounting policies in Note 1. We do not track assets by operating segments.

       Financial information about segments (in thousands):


                                                          FOR THE YEAR ENDED SEPTEMBER 30, 2000
                                  ----------------------------------------------------------------------------------------
                                                                                                AMORTIZATION
                                                                                PURCHASED            OF
                                                                ACQUISITION     IN-PROCESS      INTANGIBLES
                                   NETWORK        PORTAL          RELATED      RESEARCH AND      AND OTHER
                                   PRODUCTS      SERVICES          COSTS        DEVELOPMENT        ASSETS          TOTAL
                                  ---------      ---------      -----------    ------------     -----------      ---------
Revenues ...................      $ 152,850      $  71,367       $      --       $      --       $      --       $ 224,217
Operating income (loss) ....      $   7,777      $ (27,316)      $  (3,999)      $  (4,400)      $ (13,182)      $ (41,420)


                                                          FOR THE YEAR ENDED SEPTEMBER 30, 1999
                                  -----------------------------------------------------------------------------------------
                                                                                PURCHASED        AMORTIZATION
                                                              ACQUISITION       IN-PROCESS      OF INTANGIBLES
                                  NETWORK         PORTAL        RELATED        RESEARCH AND       AND OTHER
                                  PRODUCTS       SERVICES        COSTS          DEVELOPMENT         ASSETS           TOTAL
                                  --------       --------     -----------      ------------     --------------     --------
Revenues ...................      $ 43,242       $ 30,261       $     --       $         --      $         --      $ 73,503
Operating loss .............      $(13,494)      $(23,014)      $ (1,110)      $         --      $         --      $(37,618)

                               INKTOMI CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                                  FOR THE YEAR ENDED SEPTEMBER 30, 1998
                            -----------------------------------------------------------------------------------------
                                                                                           AMORTIZATION
                                                                          PURCHASED             OF
                                                         ACQUISITION      IN-PROCESS       INTANGIBLES
                             NETWORK        PORTAL         RELATED       RESEARCH AND       AND OTHER
                             PRODUCTS      SERVICES         COSTS        DEVELOPMENT          ASSETS           TOTAL
                            --------       --------      -----------     ------------      ------------      --------
Revenues .............      $  8,859       $ 12,476       $     --       $         --      $         --      $ 21,335
Operating loss .......      $(17,728)      $(11,682)      $ (1,018)      $         --      $         --      $(30,428)

       For the year ended September 30, 2000, no customers represented over 10% of all Portal Services or Network Products revenue generated. For the year ended September 30, 1999, no customers individually represented over 10% of all Portal Services revenue generated, and two customers represented 16% and 12% of all Network Products revenue generated. For the year ended September 30, 1998, two customers represented 57% and 20% of all Portal Services revenue generated, and two other customers represented 36% and 32% of all Network Products revenue generated.

(15)   EARNINGS PER SHARE

       The following is a reconciliation of the numerator and denominator used to determine basic and diluted earnings per share ("EPS") (in thousands, except per share amounts):

                                                                                             FOR THE YEAR ENDED SEPTEMBER 30,
                                                                                        -----------------------------------------
                                                                                          2000             1999           1998
                                                                                        ---------       ---------       ---------
Numerator--Basic and diluted EPS Net loss ............................................  $ (27,340)      $ (33,028)      $ (29,915)
Denominator--Basic and diluted EPS weighted average Common Stock outstanding .........    124,068         116,881          93,575
   Less weighted average Common Stock subject to repurchase ..........................    (11,038)        (14,848)        (14,323)
   Weighted average Common Stock used to calculate basic and diluted net loss per
     Common Share ....................................................................    113,030         102,033          79,252
Basic and diluted net loss per Common share ..........................................  $   (0.24)      $   (0.32)      $   (0.38)
Dilutive securities outstanding that are not included as their effect would be
   anti-dilutive .....................................................................     23,759          18,496          13,979


(16)   SUBSEQUENT EVENTS

       In October 2000, we entered into two new lease agreements for additional space in San Francisco and in San Diego, California. The lease terms range from two to five years from date of occupancy. As part of the lease agreements, the Company has provided $1.6 million as a security deposit. Future minimum payments under these operating leases total approximately $3.8 million.

       In October 2000, as a part of the closing of the FastForward acquisition, the then outstanding FastForward Series B Preferred Stock warrants were converted into Inktomi Common Stock warrants and were automatically exercised by their respective holders. As a result of cashless exercises, we issued 45,911 shares of our Common Stock to the warrant holders.